Exhibit 4.24

SUPPLEMENT NO. 1 TO BASE INDENTURE

SUPPLEMENT NO. 1, dated as of January 17, 2008 (this “Supplement”), to the Base Indenture, dated as of November 29, 2007 (as supplemented by this Supplement, and as the same may be further supplemented, amended or otherwise modified and in effect from time to time, the “Base Indenture”), by and among APPLEBEE’S ENTERPRISES LLC, a Delaware limited liability company (the “Master Issuer”), APPLEBEE’S IP LLC, a Delaware limited liability company (the “IP Holder”), and the Restaurant Holders identified therein (together with the Master Issuer and the IP Holder, each, a “Co-Issuer” and collectively, the “Co-Issuers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the indenture trustee (in such capacity, the “Indenture Trustee”).

R E C I T A L S

WHEREAS, the Co-Issuers and the Indenture Trustee have previously executed and delivered the Base Indenture for the issuance of multiple Series of Notes pursuant to the related Series Supplements (such capitalized terms and the other capitalized terms used herein having the meanings assigned thereto or incorporated by reference pursuant to Section 1.1 hereof);

WHEREAS, the Co-Issuers and the Indenture Trustee have previously executed and delivered the Series 2007-1 Supplement for the issuance of the Series 2007-1 Notes;

WHEREAS, the parties hereto desire to supplement the Indenture in the manner provided herein;

WHEREAS, Section 8.2(a) of the Indenture permits the Co-Issuers and the Indenture Trustee to enter into a supplement to the Indenture subject to the written consent of each Series Controlling Party and the Noteholders;

WHEREAS, the Series Insurer identified on the signature pages hereof, in its capacity as the Series Controlling Party with respect to the Series 2007-1 Notes, and the Holder of 100% of the Series 2007-1 Notes have delivered their written consent to this Supplement on the signature pages hereof; and

WHEREAS, the Indenture Trustee has received an Opinion of Counsel pursuant to Section 8.3 of the Indenture stating that (i) the execution and delivery of this Supplement is authorized and permitted under the Indenture and (ii) this Supplement is the legal, valid and binding obligation of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms (subject to customary exceptions).

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. The capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned thereto or incorporated by reference pursuant to Section 1.1 of the Indenture.

ARTICLE II
AMENDMENTS

Section 2.1 Amendments to Appendix A (Definitions) of the Indenture.

(a)                        The following definition is added to Appendix A (Definitions) of the Indenture in the correct alphabetical order therefor:

“Applebee’s Acquisition” means the merger of Applebee’s International, Inc. into a direct, wholly-owned subsidiary of IHOP Corp. on November 29, 2007, pursuant to which Applebee’s International, Inc. became a direct, wholly-owned subsidiary of IHOP Corp.”

(b)                       The definition of “EBITDA” set forth in Appendix A (Definitions) of the Indenture is hereby amended by deleting the words shown below in strikethrough and adding the words shown below in bold double underscore:

“EBITDA” means, for any specified period, the amount (not less than zero) equal to:

(a) the sum of (i) the Consolidated Earnings Before Discontinued Operations and Cumulative Effect of Change in Accounting Principle of IHOP Corp., Applebee’s ~~International~~ and their Affiliates, plus (ii) to the extent any of the following are ~~adjusted~~deducted in calculating the amount specified in clause (i): (A) the Consolidated Net Interest Expense for such period, (B) the U.S. Federal, state, local and foreign income taxes for such period, (C) non-cash losses from the sale or disposition of assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items, (D) non-cash stock based compensation expense for such period, (E) depreciation and amortization, (F) impairment losses and non-cash store closure expenses, (G) non-cash loss of any joint venture, ~~and~~ (H) non-cash adjustments and actuarial estimates related to Neighborhood Insurance; and (I) non-recurring expenses incurred in connection with the Applebee’s Acquisition and the strategic alternatives to the Applebee’s  Acquisition that were explored prior to the completion of the Applebee’s  Acquisition of the type and not in excess of the amounts set forth in Schedule 8 to the Base Indenture including, without limitation, severance and retention payments and related payroll taxes, success fees and proxy solicitation expenses (which, for the avoidance of doubt, will include the amortization of such non-recurring expenses  that are capitalized); provided, that the aggregate amount of such

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non-recurring expenses that are added pursuant to subclause (I) may not exceed $66,000,000 and must be incurred no later than March 31, 2009; minus

(b) to the extent added in calculating the Consolidated Earnings Before Discontinued Operations and Cumulative Effect of Change in Accounting Principle, (A) gains from the sale or disposition of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items, and (B) the non-cash income for any joint venture.

(c)                   The definition of “IHOP Corp. Consolidated Leverage Ratio” set forth in Appendix A (Definitions) of the Indenture is hereby amended by deleting the words shown below in strikethrough and adding the words shown below in bold double underscore:

“IHOP Corp. Consolidated Leverage Ratio” means, as of any date of determination, the following ratio determined as of the immediately preceding Accounting Date (or, if such date of determination is an Accounting Date, such Accounting Date):

(a)          the sum of (i) aggregate Debt outstanding in respect of IHOP Corp. and all of its Affiliates as of the end of the immediately preceding ~~fiscal calendar quarter~~ Payment Date plus (ii) the product of (x) 96 and (y) the ~~amounts expensed~~ total rent expense paid during the calendar month immediately preceding such Accounting Date by IHOP Corp. and all of its Affiliates under leases that are ~~accounting~~accounted for as operating leases in conformity with GAAP  ~~for the last twelve months ending as of the end of the last fiscal quarter~~; divided by

(b)         EBITDAR ~~for the last twelve months ending as of the end of the last fiscal quarter;~~

provided, that in calculating the ratio set forth above, any variable funding note Outstanding of IHOP Corp. and its Affiliates will be deemed to be fully drawn.

Section 2.2 Amendment to Schedules to Base Indenture.

The schedule attached to this Supplement as Schedule 8 is hereby added to the Base Indenture as Schedule 8 thereto immediately following Schedule 7.17 thereto.

ARTICLE III
MISCELLANEOUS

Section 3.1 Effectiveness of Supplement. This Supplement shall become effective upon the satisfaction of the following conditions:

(a)                             the execution and delivery of this Supplement by each of the Co-Issuers, the Indenture Trustee, the Series Insurer and the Holder of the Series 2007-1 Notes as set forth on the signature pages hereof;

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(b)                       no Default, Event of Default, Rapid Amortization Event, Servicer Termination Event or Trigger Event (or event that with the giving of notice or lapse of time or both would be a Default, an Event of Default, a Rapid Amortization Event, a Servicer Termination Event or a Trigger Event) shall occur and be continuing immediately after giving effect to this Supplement; and

(c)                        all representations and warranties of the Co-Issuers set forth in Section 7.12 of the Indenture shall be true and correct in all material respects immediately after giving effect to this Supplement.

Section 3.2 Effect of Supplement. The Indenture as modified by this Supplement and all rights and remedies of the parties thereunder are and shall continue to be in full force and effect in accordance with the terms thereof, and the Indenture as modified by this Supplement is hereby ratified and confirmed in all such respects by the parties hereto.

Section 3.3 Effect of Section Headings. The section headings in this Supplement are for convenience only and shall not affect the construction of this Supplement.

Section 3.4 Separability. In case any provision of this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.6                                      Counterparts. This Supplement may be executed in any number of counterparts (including by facsimile or other electronic means of transmission), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Indenture to be duly executed as of the date and year first above written.

APPLEBEE’S ENTERPRISES LLC,
as Master Issuer

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

APPLEBEE’S IP LLC,
as IP Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

APPLEBEE’S RESTAURANTS NORTH LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

APPLEBEE’S RESTAURANTS MID- ATLANTIC LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

APPLEBEE’S RESTAURANTS WEST LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
Title:

APPLEBEE’S RESTAURANTS TEXAS LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

APPLEBEE’S RESTAURANTS KANSAS LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

APPLEBEE’S RESTAURANTS VERMONT INC.,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	President

APPLEBEE’S RESTAURANTS INC.,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
	Name:	Rebecca Tilden
	Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, not in its individual capacity but solely as the Indenture Trustee

	By:	/s/ Chad Schafer
Name: Chad Schafer
Title: Corporate Trust Officer

Consented to for purposes of Section 8.2(a) of the Indenture and Section 6.01 of the Insurance Agreement relating to the Series 2007-1 Notes:

ASSURED GUARANTY CORP.,
as Series lnsurer in respect of the Series 2007-1 Notes

By:
Name:
Title:

Consented to for purposes of Section 8.2(a) of the Indenture:

LEHMAN BROTHERS INC.,
as Holder of the Series 2007-1 Notes

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, not in its individual capacity but solely as the Indenture Trustee

By:
Name:
Title:

Consented to for purposes of Section 8.2(a) of the Indenture and Section 6.01 of the Insurance Agreement relating to the Series 2007-1 Notes:

ASSURED GUARANTY CORP.,
as Series lnsurer in respect of the Series 2007-1 Notes

By:	/s/ Daniel S. Bevill
Name: Daniel S. Bevill
Title: Managing Director

Consented to for purposes of Section 8.2(a) of the Indenture:

LEHMAN BROTHERS INC.,
as Holder of the Series 2007-1 Notes

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, not in its individual capacity but solely as the Indenture Trustee

By:
Name:
Title:

Consented to for purposes of Section 8.2(a) of the Indenture and Section 6.01 of the Insurance Agreement relating to the Series 2007-1 Notes:

ASSURED GUARANTY CORP.,
as Series lnsurer in respect of the Series 2007-1 Notes

By:
Name:
Title:

Consented to for purposes of Section 8.2(a) of the Indenture:

LEHMAN BROTHERS INC.,
as Holder of the Series 2007-1 Notes

By:	/s/ Cory Wishengrad
Name: Cory Wishengrad
Title: Senior Vice President

SCHEDULE 8

Projected non-recurring expenses to be added back in calculating “EBITDA” pursuant to sub-clause (a)(ii)(I) of the definition of “EBITDA”

See Following Page

Schedule 8 to Base Indenture
IHOP Corp. and Applebee’s
Non-Recurring Costs of Acquisition and S rategic Alternatives (1) (2)
(Dollars in thousands)

	In EBITDA as of Nov. 29	December Activity	2007 Dec. YTD Impact on EBITDA	2008 EBITDA	2009 EBITDA
Severance	$11,332	$(84)	$11,248	$3,180	$1,982
Retention Bonus	4,841	1,164	6,005	9,572
Payroll taxes	1,474	195	1,669
Other severance costs	34	481	515	806
Appb proxy solicitation legal expenses	969	—	969
Appb strategic alternatives legal and outside services	26,030	—	26,030
Board Fees (strategy committee)	530	—	530
Other	486		486
IHOP acquisition costs	3,008		3,008

EBITDA Impact	$48,704	$1,756	$50,460	$13,558	$1,982	$66,000

(1) Excluding costs relating to post-closing i efranchising of company-owned restaurants and sale-leaseback of company-owned real property on which company-owned restaurants are situated.

(2) Excluding expenses relating to shareholder compensation settlement that are incurred following the closing date.